UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 31, 2010, Genta Incorporated, (the Company), announced that the Company has initiated a confirmatory Phase 2b trial of tesetaxel in patients with advanced gastric cancer.  Tesetaxel is the Company’s newest clinical-stage small molecule.  As a late Phase 2 oncology product, tesetaxel is the leading oral taxane currently in clinical development.  The trial is currently open to enrollment at Northwestern University, Chicago, IL, which will be joined by M.D. Anderson Cancer Center in Houston, TX and several additional sites.

The new trial is designed to confirm the efficacy results observed in a preliminary Phase 2a study of tesetaxel as 2nd-line treatment of patients with advanced gastric cancer (see results below) and will enroll patients who have progressed on a single 1st-line chemotherapy regimen.  Unlike conventional taxanes (paclitaxel [Taxol®] or docetaxel [Taxotere®]) that must be infused intravenously, tesetaxel is a capsule that is taken by mouth.  Endpoints of the new Phase 2b study include response rate, durable response, disease control, progression-free survival, and safety.  The dose for the new trial was determined from Genta’s recently completed dose-ranging and pharmacokinetic study, whose results have been accepted for presentation at the upcoming annual meeting of the American Society of Clinical Oncology (ASCO) in June 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	March 31, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated March 31, 2010	5